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                                                                     EXHIBIT 8.1

           [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFF, ATTORNEYS]

                               September 5, 1997



Crescendo Pharmaceuticals Corporation
1454 Page Mill Road
Palo Alto, California 94303

     Re:  REGISTRATION STATEMENT ON FORM S-1

Dear Ladies and Gentlemen:

     We have acted as United States federal income tax counsel to Crescendo Pharmaceuticals Corporation, a Delaware corporation ("Crescendo"), in connection with the registration under the Securities Act of 1933, as amended, of 5,800,000 shares of Crescendo's Class A Common Stock (the "Shares"). In that capacity, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by Crescendo with the Securities and Exchange Commission in connection with the proposed distribution of the Shares by ALZA Corporation.

     We hereby confirm our opinion contained in the Registration Statement under the caption "Federal Income Tax Considerations."

     The foregoing is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (including proposed Treasury Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or different interpretations by the Internal Revenue Service or the courts, which change may have retroactive effect. We disclaim any undertaking to advise you of any change in the law that may affect this opinion. We express no opinion as to the laws of any jurisdictions other than the federal income tax laws of the United States of America.
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Crescendo Pharmaceuticals Corporation
September 5, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof.


                                      Very truly yours,



                                      /s/ Heller Ehrman White & McAuliffe



36421.02.PA